Exhibit 99.1

Lock-Up Agreement

August 5, 2020

COWEN AND COMPANY, LLC

SVB LEERINK LLC

CREDIT SUISSE SECURITIES (USA) LLC

RBC Capital Markets, LLC

As Representatives of

the several Underwriters

c/o Cowen and Company, LLC

599 Lexington Avenue

New York, New York 10022

c/o SVB Leerink LLC

255 California Street, 12th Floor

San Francisco, California 94111

c/o Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010

c/o RBC Capital Markets, LLC

200 Vesey Street

New York, New York 10281

Re:	Spruce Biosciences, Inc. – Registration Statement on Form S-1 for Shares of Common Stock

Dear Sirs and Madams:

This letter agreement (“Agreement”) is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) between Spruce Biosciences, Inc., a Delaware corporation (the “Company”) and Cowen and Company, LLC, SVB Leerink LLC, Credit Suisse Securities (USA) LLC, and RBC Capital Markets, LLC, as representatives (the “Representatives”) of a group of underwriters (collectively, the “Underwriters”), to be named therein, and the other parties thereto (if any), relating to the proposed public offering (the “Offering”) of shares of the common stock, par value $0.0001 per share (the “Common Stock”) of the Company.

In order to induce the Underwriters to enter into the Underwriting Agreement, and in light of the benefits that the Offering of the Common Stock will confer upon the undersigned in his, her or its capacity as a securityholder and/or an officer, director or employee of the Company, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each Underwriter that, during the period beginning on the date hereof through and including the date that is the 180th day after the date of the Underwriting Agreement (the “Lock-Up Period”), the undersigned will not, and will not cause or direct any of its affiliates to, without the prior written consent of the Representatives, directly or indirectly, (i) offer, sell, assign, transfer, pledge, contract to sell, lend or otherwise dispose of, or announce the intention to otherwise dispose of, any shares of Common Stock (including, without limitation, Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) as the same may be amended or supplemented from time to time (such shares, the “Beneficially Owned Shares”)) or securities convertible into or exercisable or exchangeable for Common Stock, (ii) enter into, or announce the intention to enter into, any swap, hedge or similar agreement or arrangement (including, without limitation, the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) that transfers, is designed to transfer or reasonably could be expected to transfer (whether by the undersigned or someone other than the undersigned) in whole or in part, directly or indirectly, the economic risk of ownership of the Beneficially Owned Shares or securities convertible into or exercisable or exchangeable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (the “Prohibited Activity”), or (iii) engage in, or announce the intention to engage in, any short selling of the Common Stock or securities convertible into or exercisable or exchangeable for Common Stock. The undersigned represents and warrants that the undersigned is not, and has not caused or directed any of its affiliates to be or become, currently a party to any agreement or arrangement that is designed to or which reasonably could be expected to lead to or result in any Prohibited Activity during the Lock-Up Period.

If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing provisions shall be equally applicable to any issuer-directed shares of Common Stock the undersigned may purchase in the Offering.

If the undersigned is an officer or director of the Company, (i) the Representatives agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of Common Stock, the Representatives will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representatives hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

The foregoing restrictions shall not apply:

(1)    if the undersigned is a natural person, to any transfers made by the undersigned (a) as a bona fide gift to any member of the immediate family (as defined below) of the undersigned or to a trust the beneficiaries of which are exclusively the undersigned or members of the undersigned’s immediate family, (b) by will or intestate succession upon the death of the undersigned or (c) as a bona fide gift to a charity or educational institution,

(2)    if the undersigned is a corporation, partnership, limited liability company or other business entity, to any transfers to any stockholder, partner or member of, or owner of a similar equity interest in, the undersigned, as the case may be, if, in any such case, such transfer is not for value,

(3)    if the undersigned is a corporation, partnership, limited liability company or other business entity, to any transfer made by the undersigned (a) in connection with the sale or other bona fide transfer in a single transaction of all or substantially all of the undersigned’s capital stock, partnership interests, membership interests or other similar equity interests, as the case may be, or all or substantially all of the undersigned’s assets, in any such case not undertaken for the purpose of avoiding the restrictions imposed by this Agreement or (b) to another corporation, partnership, limited liability company or other business entity so long as the transferee is an affiliate (as defined below) of the undersigned and such transfer is not for value,

(4)    to any sales or other transactions relating to Common Stock or other securities convertible into or exercisable or exchangeable for Common Stock acquired in the Offering (other than any issuer-directed shares of Common Stock purchased in the Offering by an officer or director of the Company) or in open market transactions after completion of the Offering, provided that no filing under the Exchange Act (other than reports filed under Section 13 of the Exchange Act) shall be required, or is, publicly announced (whether on Form 4, Form 5 or otherwise) during the Lock-Up Period and, if the filing of a report is required under Section 13 of the Exchange Act during the Lock-Up Period, such filing or announcement shall clearly indicate that any shares disposed of were purchased in the Offering or in open market transactions after the date of the Offering,

(5)    to the entry, by the undersigned, at any time on or after the date of the Underwriting Agreement, of any trading plan providing for the sale of Common Stock by the undersigned, which trading plan meets the requirements of Rule 10b5-1(c) under the Exchange Act, provided, however, that such plan does not provide for, or permit, the sale of any Common Stock during the Lock-Up Period and no public announcement or filing is voluntarily made or required regarding such plan during the Lock-Up Period,

(6)    to any transfers made by the undersigned to the Company in connection with the exercise, vesting or settlement of options, warrants or other rights to acquire shares of Common Stock or any securities convertible into, exercisable or exchangeable for or that represent the right to receive shares of Common Stock in accordance with their terms (including, in each case, by way of net exercise and/or to cover withholding tax obligations),

(7)    to any transfer of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock pursuant to a bona fide third-party tender offer for securities of the Company, merger, consolidation or other similar transaction made to all holders of the Company’s securities involving a Change of Control (as defined below), which transaction is approved by the Board of Directors of the Company, provided that all of the undersigned’s securities subject to this Agreement that are not so transferred, sold, tendered or otherwise disposed of remain subject to this Agreement, and provided further that it shall be a condition of the transfer that if the tender offer, merger, consolidation or other such transaction is not completed, the undersigned’s securities subject to this Agreement shall remain subject to the restrictions herein,

(8)    to the conversion of the outstanding preferred stock of the Company into shares of Common Stock, provided that any such shares received upon such conversion shall be subject to the restrictions on transfer set forth in this Agreement,

(9)    to any transfer of shares of Common Stock by operation of law pursuant to a court order or a settlement agreement related to the distribution of assets in connection with the dissolution of a marriage or civil union;

(10)    to any transfer of the undersigned’s Common Stock or any security convertible into or exercisable or exchangeable for Common Stock to the Company in connection with (A) the termination of the undersigned’s employment with the Company, or (B) pursuant to agreements under which the Company has the option to repurchase such shares; and

(11)    to any sales of shares of Common Stock to any underwriter in the Offering.

provided, however, that (A) in the case of any transfer described in clause (1), (2), (3) or (9) above, it shall be a condition to the transfer that the transferee executes and delivers to the Representatives, acting on behalf of the Underwriters, concurrently with such transfer, a written agreement, in substantially the form of this Agreement (it being understood that any references to “immediate family” in the agreement executed by such transferee shall expressly refer only to the immediate family of the undersigned and not to the immediate family of the transferee) and otherwise satisfactory in form and substance to the Representatives, and (B) in the case of any transfer described in clause (1), (2), (3), (6), (9), (10) or (11) above, that any required filing under Section 16 of the Exchange Act shall indicate in the footnotes thereto that the filing relates to the circumstances described in such clause and no other public announcement shall be required or shall be made voluntarily in connection with such transfer. For purposes of this paragraph,

“immediate family” shall mean a spouse, child, grandchild or other lineal descendant (including by adoption), father, mother, brother or sister of the undersigned; “affiliate” shall mean (i) an “affiliate” as set forth in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”) and (ii) any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the undersigned or affiliates of the undersigned (including, for the avoidance of doubt, where the undersigned is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership); and “Change of Control” shall mean any bona fide third party tender offer, merger, consolidation or other similar transaction, in one transaction or a series of related transactions, the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, other than the Company or its subsidiaries, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of 50% or more of the total voting power of the voting stock of the Company (or the surviving entity).

For avoidance of doubt, nothing in this Agreement restricts or prohibits the undersigned from exercising any options or warrants to purchase Common Stock (which exercises may be effected on a cashless basis to the extent the instruments representing such options or warrants permit exercises on a cashless basis), it being understood that any Common Stock issued upon such exercises will be subject to the restrictions of this Agreement and provided, however, that (i) if the undersigned is required to file a report under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of such options or warrants during the Lock-Up Period, the undersigned shall include a statement in such report to the effect that the disposition relates to the exercise of an option or warrant, as applicable, (ii) no other public announcement or filing is voluntarily made regarding such exercise during the Lock-Up Period and (iii) the shares of Common Stock received upon exercise are subject to the restrictions of this Agreement.

In order to enable this covenant to be enforced, the undersigned hereby consents to the placing of legends or stop transfer instructions with the Company’s transfer agent with respect to any Common Stock or securities convertible into or exercisable or exchangeable for Common Stock, except in compliance with the foregoing restrictions.

In the event that a release relating to a lock-up agreement entered into in connection with the Offering is granted to any officer or director of the Company or any person that beneficially owns, based on shares of Common Stock outstanding immediately after the consummation of the Offering, 1% or more of the outstanding shares of Common Stock (“Significant Holder”) other than the undersigned (the “Permitted Release”), the same percentage of Common Stock held by the undersigned (the “Pro-Rata Release”) as the percentage of Common Stock held by the person granted the Permitted Release shall be immediately and fully released on the same terms from any remaining lock-up restrictions set forth herein; provided, however, that no Pro-Rata Release of the undersigned’s shares of Common Stock will occur unless the Representatives have waived such prohibitions with respect to Common Stock, or any securities convertible into or exercisable for Common Stock, valued at $1,000,000 or more in the aggregate, in one or a series of similar transactions (based on the closing or last reported sale price of the Common Stock on the date such waiver becomes effective). The Pro-Rata Release shall not be applied in the case of (i) an early release from the restrictions described herein to a director or officer of the Company due to circumstances of an emergency or hardship, as determined by the Representatives in their sole judgment, (ii) a release effective solely to permit a transfer not involving a disposition for value if the transferee agrees in writing to be bound by the same terms described in this Agreement or (iii) an early release from the restrictions described herein during the Lock-Up Period in connection with an underwritten public offering that is wholly or partially a secondary offering of shares of Common Stock (a “Follow On Offering”), provided that the undersigned is afforded the opportunity to participate in such offering consistent with the undersigned’s existing contractual rights and on pricing terms that are no less favorable than the terms of the Follow On Offering. The Representatives shall use commercially reasonable efforts to provide notice to the Company within two (2) business days upon the occurrence of a release of a stockholder of its obligations under any lock-up agreement executed in connection with the Offering that gives rise to a corresponding release of the undersigned from its obligations hereunder pursuant to the terms of this paragraph, provided that the failure to give such notice shall not give rise to any claim or liability against the Underwriters. The undersigned further acknowledges that the Representatives are under no obligation to inquire whether, or to ensure that, the Company notifies the undersigned of the delivery by the Representatives of any such notice. For purposes of determining beneficial ownership of a stockholder, all shares of Common Stock held by investment funds affiliated with such stockholder shall be aggregated.

The undersigned further agrees that it will not, during the Lock-Up Period, make any demand or request for or exercise any right with respect to the registration under the Securities Act, of any shares of Common Stock or other Beneficially Owned Shares or any securities convertible into or exercisable or exchangeable for Common Stock or other Beneficially Owned Shares (including, if applicable, those rights set forth in that certain Amended and Restated Investors’ Rights Agreement, by and among the Company, the undersigned and the other parties thereto, dated February 19, 2020, as it may be amended, amended and restated or otherwise modified from time to time, with respect to any such registration, including with respect to the Offering).

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement and that this Agreement has been duly authorized (if the undersigned is not a natural person), executed and delivered by the undersigned and is a valid and binding agreement of the undersigned. This Agreement and all authority herein conferred are irrevocable and shall survive the death or incapacity of the undersigned (if a natural person) and shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in such state.

If (i) the Company notifies the Representatives in writing that it does not intend to proceed with the Offering, (ii) the Underwriting Agreement is not executed by December 31, 2020, or (iii) the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated for any reason prior to payment for and delivery of any Common Stock to be sold thereunder, then this Agreement shall immediately be terminated and the undersigned shall automatically be released from all of his, her or its obligations under this Agreement. The undersigned acknowledges and agrees that whether or not any public offering of Common Stock actually occurs depends on a number of factors, including market conditions.

[Signature page follows]

Very truly yours,

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[Signature Page to Lock-Up Agreement]